     NUMBER                                                          UNITS

U-__________

  SEE REVERSE FOR      INTERAMERICAN ACQUISITION GROUP INC.
CERTAIN DEFINITIONS

                                                                           CUSIP

         UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS
                   EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
                    ------------------------------------------------------------                                                                                                                                    -

is the owner of                                                           Units.
                ---------------------------------------------------------

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of InterAmerican Acquisition Group Inc., a Delaware
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on
____________, 2009, or earlier upon redemption (the "Expiration Date"). The
Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of Granite Financial Group, Inc. The terms of the
Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent,
and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant
Agent at 17 Battery Place, New York, New York 10004, and are available to any
Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

                                 [SEAL OMITTED]
                      INTERAMERICAN ACQUISITION GROUP INC.
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2005

By

   -------------------------------               -------------------------------
       Chairman of the Board                                Secretary

                      INTERAMERICAN ACQUISITION GROUP INC.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                           UNIF GIFT MIN ACT - ______ Custodian _______
TEN ENT -  as tenants by the entireties                                       (Cust)           (Minor)
JT TEN -   as joint tenants with right of survivorship                  under Uniform Gifts to Minors
           and not as tenants in common                                 Act _______________
                                                                                (State)

Additional Abbreviations may also be used though not in the above list.

     For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------

--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                           Units
--------------------------------------------------------------------------

represented by the within Certificate, and do hereby irrevocably constitute and appoint
        ------------------------------------------------------------------------

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
      --------------

                       ---------------------------------------------------------
                       NOTICE: The signature to this assignment must correspond
                               with the name as written upon the face of the
                               certificate in every particular, without
                               alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

-------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).